Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                                          Contact:                      David M. Findlay
                                                                                                                                                                                   Executive Vice President-
                                                                                                                                                                                  Administration and
                                                                                                                                                                                  Chief Financial Officer
                                                                                                                                                                                   (574) 267-9197
                                                                                                                                                                                   david.findlay@lakecitybank.com

LAKELAND FINANCIAL REPORTS STRONG RESULTS

Loan Growth and Interest Margin Improvement Contributes

Warsaw, Indiana (October 26, 2009) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported net income of $5.3 million for the third quarter of 2009 versus $5.2 million for the third quarter of 2008.  Diluted net income per share for the quarter was $0.36 versus $0.42 for the comparable period of 2008.  On a linked quarter basis, net income increased 18% compared to net income of $4.5 million, or $0.29 per diluted share, for the second quarter of 2009.  Net income performance for the quarter was the highest reported net income in the Bank’s 138 year history.

The Company further reported net income of $13.6 million for the nine months ended September 30, 2009 versus $15.3 million for the comparable period of 2008.  Diluted net income per common share was $0.94 for the nine months ended September 30, 2009 versus $1.23 for the comparable period of 2008.

The Company also announced that the Board of Directors approved a cash dividend for the third quarter of $0.155 per share, payable on November 5, 2009 to shareholders of record as of October 25, 2009.  The quarterly dividend is unchanged from the dividends paid in 2008 and in the first and second quarters of 2009.

Average total loans for the third quarter of 2009 were $1.91 billion versus $1.69 billion for the third quarter of 2008 and $1.89 billion for the linked second quarter of 2009.  The year-over-year increase for the third quarter represented an increase of 13%, or $221 million.  On a linked quarter basis, average loans increased by $15 million versus the second quarter of 2009.  Total gross loans as of September 30, 2009 were $1.94 billion compared to $1.72 billion as of September 30, 2008 and $1.88 billion as of June 30, 2009.

Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, “While we are gratified with our record net income performance for the quarter, we are equally pleased that our track record demonstrates that we are a responsive and relationship-oriented bank.  We further believe that we’re developing a reputation throughout the state based upon this track record.   In a tremendously challenging economic environment, we recognize that our clients need our support and we continue to use our balance sheet to lend to new and existing clients in Indiana.  We are excited that Lake City Bank can contribute to the economic recovery by proactively growing our lending activities and we’ve demonstrated once again that we are doing just that with our loan growth this year.”

Kubacki added, “This good performance clearly supports our position on paying dividends to our shareholders.  We are proud that our ongoing financial strength makes it possible for us to continue our dividend at a level consistent with the past six quarters.”

The Company’s net interest margin was 3.69% in the third quarter versus 3.45% in the second quarter and 3.35% for the third quarter of 2008.  This margin improvement, in conjunction with strong growth in loans, contributed to an increase of 23% in the Company’s net interest income to $21.3 million in the third quarter of 2009 versus $17.3 million in the third quarter of 2008.  On a linked quarter basis, net interest income increased by 9% versus the second quarter of 2009.

The Company’s provision for loan losses in the quarter of $5.5 million represented an increase of $1.8 million, or 48%, versus $3.7 million in the same period of 2008.  In the second quarter of 2009, the provision was $4.9 million.  The provision increases in 2009 were primarily driven by continued loan growth, the difficult economic conditions in the Company’s markets and the related possible weaknesses in our future borrowers’ performance and prospects.

The Company's non-interest income was $5.3 million in the third quarter of 2009 versus $6.2 million in the third quarter of 2008 and $6.0 million for the second quarter of 2009.  Several factors affected noninterest income in the quarter versus the linked second quarter of 2009, including recognition of a non-cash other than temporary impairment of $225,000 on available for sale securities, a decline in mortgage banking income of $123,000 and mortgage servicing impairment costs of $236,000.  Also contributing to the lower noninterest income performance was a change related to the processing of merchant credit card activities.  Prior to the third quarter of 2009, transaction driven revenue and expenses related to this category were reported on a gross basis in merchant card fee income in noninterest income and credit card interchange fees in noninterest expense.  Beginning in the second quarter of 2009, the Company began converting clients to a new third party processor for this activity.  As a result, only net revenues with the new processor are being recognized in merchant card fee income in noninterest expense.  The conversion is ongoing and will be completed by the end of 2009.  Total revenue for the third quarter of 2009 was $26.5 million versus $23.5 million for the comparable period of 2008, an increase of 13%.  On a linked quarter basis, total revenue increased by 4% versus the second quarter of 2009.

The Company's non-interest expense was $13.1 million for the third quarter of 2009 compared to $11.9 million for the same period in 2008 and $14.2 million for the second quarter of 2009.   On a year over year basis, salaries and employee benefits increased by $916,000, or 14%, versus the third quarter of 2008, primarily as a result of staff additions in lending positions in the Indianapolis loan production office, higher incentive-based compensation resulting from increased revenue and net income and overall improved performance, normal merit increases system-wide and increased health insurance costs.  In addition, regulatory expense increased by $435,000 due to higher FDIC insurance premiums that have been levied on all financial institutions.  The Company's efficiency ratio for the third quarter of 2009 was 49%, compared to 51% for the same period in 2008 and 55% for the second quarter of 2009.

Net charge-offs totaled $1.8 million in the third quarter of 2009, versus $3.6 million during the third quarter of 2008 and $1.3 million during the second quarter of 2009.  Lakeland Financial’s allowance for loan losses as of September 30, 2009 was $28.8 million, compared to $18.1 million as of September 30, 2008 and $25.1 million as of June 30, 2009.  The allowance for loan losses increased to 1.48% of total loans as of September 30, 2009 versus 1.06% for the comparable period in 2008 and 1.33% as of June 30, 2009.

Nonperforming assets increased to $30.0 million as of September 30, 2009 compared to $20.5 million as of June 30, 2009 and $21.1 million on September 30, 2008.  The ratio of nonperforming assets to total assets increased to 1.22% on September 30, 2009 compared to 0.85% on June 30, 2009 and 0.94% at September 30, 2008.  The increase in nonperforming assets was due primarily to the addition of two commercial relationships totaling $9.4 million.  One of the credits is engaged in commercial real estate development and the other is a real estate holding company which leased manufacturing buildings to an affiliated company involved in the recreational vehicle industry.  The allowance for loan losses represented 98% of nonperforming loans as of September 30, 2009 versus 127% at June 30, 2009 and 90% at September 30, 2008.

Kubacki continued, “There are some signs of an economic recovery on the horizon, but we remain cautious in the short term.  As the increase in nonperforming assets indicates, there remain real challenges in our Indiana markets.  We are pleased that our net charge off activity has improved from 2008, yet this higher level of nonperforming assets provides cause for concern.  We continue to work closely with our borrowers to work through these situations, as we’re cognizant that our reputation and our clients are always at risk.  There is no cookie cutter approach to managing through individual situations and we always try to work with our clients to seek a fair result.”

“Our allowance for loan losses has grown by 53%, or $10 million, since year end 2008.  We believe this growth reflects the challenges inherent in our loan portfolio.  There remain clear risks of potential loan losses, but we believe our approach is appropriately conservative.” Kubacki added.

For the three months ended September 30, 2009, Lakeland Financial’s tangible equity to average assets ratio was 6.56% compared to 6.62% for the third quarter of 2008 and 6.42% for the second quarter of 2009.  Average total capital to average assets for the quarter ended September 30, 2009 was 13.01% versus 10.76% for the third quarter of 2008 and 13.10% for the second quarter of 2009.  Average total deposits for the quarter ended September 30, 2009 were $1.82 billion versus $1.85 billion for the second quarter of 2009 and $1.64 billion for the third quarter of 2008.

Lakeland Financial Corporation is a $2.5 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Derivatives Group, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Equity Capital Markets Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION
THIRD QUARTER 2009 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2009	2009	2008	2009	2008
END OF PERIOD BALANCES
Assets	$2,469,882	$2,404,140	$2,254,471	$2,469,882	$2,254,471
Deposits	1,821,031	1,735,136	1,707,930	1,821,031	1,707,930
Loans	1,941,111	1,882,106	1,717,345	1,941,111	1,717,345
Allowance for Loan Losses	28,778	25,090	18,124	28,778	18,124
Total Equity	219,714	212,193	153,447	219,714	153,447
Tangible Common Equity	161,659	154,144	148,984	161,659	148,984
AVERAGE BALANCES
Total Assets	$2,439,847	$2,426,602	$2,208,067	$2,417,422	$2,125,305
Earning Assets	2,322,134	2,304,684	2,085,042	2,294,411	2,005,027
Investments	401,192	395,711	389,817	395,424	363,367
Loans	1,906,496	1,891,724	1,685,963	1,881,157	1,630,510
Total Deposits	1,816,697	1,852,776	1,641,525	1,859,042	1,569,995
Interest Bearing Deposits	1,587,103	1,630,532	1,420,367	1,635,814	1,350,832
Interest Bearing Liabilities	1,974,106	1,972,947	1,817,981	1,974,046	1,737,806
Total Equity	215,508	210,824	152,081	200,055	151,067
INCOME STATEMENT DATA
Net Interest Income	$21,262	$19,538	$17,272	$57,815	$47,276
Net Interest Income-Fully Tax Equivalent	21,565	19,844	17,549	58,742	48,141
Provision for Loan Losses	5,500	4,936	3,710	14,952	7,884
Noninterest Income	5,279	6,022	6,202	16,871	17,943
Noninterest Expense	13,097	14,153	11,942	39,937	34,937
Net Income	5,267	4,460	5,225	13,597	15,262
Net Income Available to Common Shareholders	4,466	3,660	5,225	11,706	15,262
PER SHARE DATA
Basic Net Income Per Common Share	$0.36	$0.29	$0.43	$0.94	$1.25
Diluted Net Income Per Common Share	0.36	0.29	0.42	0.94	1.23
Cash Dividends Declared Per Common Share	0.155	0.155	0.155	0.465	0.45
Book Value Per Common Share (equity per share issued)	13.32	12.75	12.47	13.32	12.47
Market Value – High	22.49	21.04	30.09	23.87	30.09
Market Value – Low	17.80	17.10	18.52	14.14	16.87
Basic Weighted Average Common Shares Outstanding	12,432,135	12,416,710	12,290,055	12,416,894	12,256,389
Diluted Weighted Average Common Shares Outstanding	12,531,264	12,515,196	12,468,446	12,519,460	12,454,426
KEY RATIOS
Return on Average Assets	0.86%	0.74%	0.94%	0.75%	0.96%
Return on Average Total Equity	9.70	8.49	13.68	9.09	13.50
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	49.35	55.37	50.88	53.47	53.57
Average Equity to Average Assets	8.83	8.69	6.88	8.28	7.10
Net Interest Margin	3.69	3.45	3.35	3.42	3.20
Net Charge Offs to Average Loans	0.38	0.27	0.85	0.36	0.46
Loan Loss Reserve to Loans	1.48	1.33	1.06	1.48	1.06
Nonperforming Loans to Loans	1.51	1.05	1.18	1.51	1.18
Nonperforming Assets to Assets	1.22	0.85	0.94	1.22	0.94
Tier 1 Leverage	10.20	10.19	8.30	10.20	8.30
Tier 1 Risk-Based Capital	11.76	11.89	9.79	11.76	9.79
Total Capital	13.01	13.10	10.76	13.01	10.76
Tangible Capital	6.56	6.42	6.62	6.56	6.62
ASSET QUALITY
Loans Past Due 30 - 89 Days	$5,240	$13,805	$5,210	$5,240	$5,210
Loans Past Due 90 Days or More	5,547	253	1,669	5,547	1,669
Non-accrual Loans	23,708	19,446	18,516	23,708	18,516
Nonperforming Loans	29,255	19,699	20,185	29,255	20,185
Other Real Estate Owned	723	711	879	723	879
Other Nonperforming Assets	36	59	30	36	30
Total Nonperforming Assets	30,014	20,469	21,094	30,014	21,094
Impaired Loans	28,236	18,967	19,464	28,236	19,464
Net Charge Offs/(Recoveries)	1,812	1,264	3,600	5,034	5,561

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of September 30, 2009 and December 31, 2008
(in thousands, except share data)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Cash and due from banks	$31,188	$57,149
Short-term investments	8,072	6,858
Total cash and cash equivalents	39,260	64,007

Securities available for sale (carried at fair value)	407,331	387,030
Real estate mortgage loans held for sale	1,934	401

Loans, net of allowance for loan losses of $28,778 and $18,860	1,912,333	1,814,474

Land, premises and equipment, net	30,108	30,519
Bank owned life insurance	34,383	33,966
Accrued income receivable	8,990	8,599
Goodwill	4,970	4,970
Other intangible assets	259	413
Other assets	30,314	33,066
Total assets	$2,469,882	$2,377,445

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$231,970	$230,716
Interest bearing deposits	1,589,061	1,654,583
Total deposits	1,821,031	1,885,299

Short-term borrowings
Federal funds purchased	40,000	19,000
Securities sold under agreements to repurchase	122,672	137,769
U.S. Treasury demand notes	2,563	840
Other short-term borrowings	175,000	45,000
Total short-term borrowings	340,235	202,609

Accrued expenses payable	16,535	17,163
Other liabilities	1,397	1,434
Long-term borrowings	40,042	90,043
Subordinated debentures	30,928	30,928
Total liabilities	2,250,168	2,227,476

EQUITY
Cumulative perpetual preferred stock: 1,000,000 shares authorized, no par value, $1 liquidation value
56,044 shares issued and outstanding as of September 30, 2009	53,992	0
Common stock: 90,000,000 shares authorized, no par value
12,441,930 shares issued and 12,341,593 outstanding as of September 30, 2009
12,373,080 shares issued and 12,266,849 outstanding as of December 31, 2008	1,453	1,453
Additional paid-in capital	23,846	20,632
Retained earnings	147,295	141,371
Accumulated other comprehensive loss	(5,437)	(12,024)
Treasury stock, at cost (2009 - 100,337 shares, 2008 - 106,231 shares)	(1,524)	(1,552)
Total stockholders' equity	219,625	149,880

Noncontrolling interest	89	89
Total equity	219,714	149,969
Total liabilities and equity	$2,469,882	$2,377,445

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Nine Months Ended September 30, 2009 and 2008
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
NET INTEREST INCOME
Interest and fees on loans
Taxable	$24,561	$25,872	$71,101	$75,673
Tax exempt	26	28	126	87
Interest and dividends on securities
Taxable	4,335	4,437	13,231	11,793
Tax exempt	597	583	1,804	1,820
Interest on short-term investments	11	46	39	197
Total interest income	29,530	30,966	86,301	89,570

Interest on deposits	7,431	10,854	25,464	33,592
Interest on borrowings
Short-term	268	1,435	841	5,164
Long-term	569	1,405	2,181	3,538
Total interest expense	8,268	13,694	28,486	42,294
NET INTEREST INCOME	21,262	17,272	57,815	47,276
Provision for loan losses	5,500	3,710	14,952	7,884
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	15,762	13,562	42,863	39,392

NONINTEREST INCOME
Wealth advisory fees	747	869	2,213	2,541
Investment brokerage fees	410	582	1,300	1,479
Service charges on deposit accounts	2,133	2,331	6,153	6,355
Loan, insurance and service fees	711	729	1,941	2,122
Merchant card fee income	536	949	2,179	2,646
Other income	506	585	1,459	1,453
Mortgage banking income	459	146	1,849	666
Net securities gains (losses)	2	11	2	39
Gain on redemption of Visa shares	0	0	0	642
Impairment on available-for-sale securities (includes total losses of $2,831,
net of $2,606 recognized in other comprehensive income, pre-tax)	(225)	0	(225)	0
Total noninterest income	5,279	6,202	16,871	17,943
NONINTEREST EXPENSE
Salaries and employee benefits	7,327	6,411	20,516	19,113
Occupancy expense	751	741	2,392	2,226
Equipment costs	571	426	1,588	1,344
Data processing fees and supplies	985	955	2,969	2,662
Credit card interchange	302	651	1,353	1,765
Other expense	3,161	2,758	11,119	7,827
Total noninterest expense	13,097	11,942	39,937	34,937

INCOME BEFORE INCOME TAX EXPENSE	7,944	7,822	19,797	22,398
Income tax expense	2,677	2,597	6,200	7,136
NET INCOME	$5,267	$5,225	$13,597	$15,262
Dividends and accretion of discount on preferred stock	801	0	1,891	0
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,466	$5,225	$11,706	$15,262
BASIC WEIGHTED AVERAGE COMMON SHARES	12,432,135	12,290,055	12,416,894	12,256,389
BASIC EARNINGS PER COMMON SHARE	$0.36	$0.43	$0.94	$1.25
DILUTED WEIGHTED AVERAGE COMMON SHARES	12,531.264	12,468,446	12,519,460	12,454,426
DILUTED EARNINGS PER COMMON SHARE	$0.36	$0.42	$0.94	$1.23

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
THIRD QUARTER 2009
(unaudited in thousands)

	September 30,		December 31,		September 30,
	2009		2008		2008
Commercial and industrial loans	$691,012	35.5%	$652,107	35.5%	$612,895	35.7%
Commercial real estate - owner occupied	340,899	17.5	337,060	18.4	325,878	19.0
Commercial real estate - nonowner occupied	242,278	12.5	212,444	11.6	191,187	11.1
Commercial real estate - multifamily loans	25,651	1.3	25,428	1.4	23,674	1.4
Commercial real estate construction loans	153,426	7.9	116,970	6.4	96,004	5.6
Agri-business and agricultural loans	178,683	9.2	189,007	10.3	174,462	10.2
Residential real estate mortgage loans	95,095	4.9	117,230	6.4	114,900	6.7
Home equity loans	158,706	8.2	128,219	7.0	124,016	7.2
Installment loans and other consumer loans	57,504	3.0	55,102	3.0	54,504	3.1
Subtotal	1,943,254	100.0%	1,833,567	100.0%	1,717,520	100.0%
Less: Allowance for loan losses	(28,778)		(18,860)		(18,124)
Net deferred loan (fees)/costs	(2,143)		(233)		(175)
Loans, net	$1,912,333		$1,814,474		$1,699,221